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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 26, 2001

                       ANCHOR GLASS CONTAINER CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                            0-233-59                     59-3417812
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(State or other jurisdiction      (Commission                (I.R.S. Employer
of incorporation)                 File Number)               Identification No.)


One Anchor Plaza
4343 Anchor Plaza Parkway
Tampa, Florida                                                  33634-7513
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(Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (813) 884-0000
                                                           --------------

                                      None
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         (Former name or former address, if changed since last report.)


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Item 5.           Other Events.

                  The Board of Directors of Anchor Glass Container Corporation (the "Company") has declared a dividend distribution of one Right for each outstanding share of Common Stock, $0.10 par value (the "Common Stock"), of the Company. The distribution is payable to holders of record on September 26, 2001 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series C Junior Participating Preferred Stock (the "Preferred Stock"), at a price of $0.01 per one one-thousandth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

Distribution Date; Transfer of Rights

                  Until the earlier to occur of (i) ten calendar days following the date (the "Shares Acquisition Date") of public announcement that a person or group of affiliated or associated persons, subject to certain exceptions (an "Acquiring Person"), acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other voting securities ("Voting Stock") that have 15% or more of the voting power of the outstanding shares of Voting Stock or
(ii) ten calendar days (or such later date as may be determined by action of the Board of Directors prior to the time any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in such person or group acquiring, or obtaining the right to acquire, beneficial ownership of Voting Stock having 15% or more of the voting power of the outstanding shares of Voting Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights Agreement provides that, as defined therein, the term "Acquiring Person" shall not include any current beneficial owner of Voting Stock as of September 26, 2001, but only if such person does not acquire, and is not deemed under the Rights Agreement to have acquired, beneficial ownership of any additional Voting Stock.


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                  The Rights are not exercisable until the Distribution Date.
The Rights will expire at the close of business on September 26, 2003, unless earlier redeemed or exchanged by the Company as described below.

Exercise of Rights for Preferred Stock

                  In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, one one-thousandth of a share of Preferred Stock. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

Exchange of Rights

                  At any time after the occurrence of the event set forth under the heading "Exercise of Rights for Preferred Stock" above, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person, which shall have become void), in whole or in part, at an exchange ratio of one one-thousandth of a share of Preferred Stock per Right (subject to adjustment).

Redemption of Rights

                  At any time prior to 5:00 P.M. New York City time on the tenth calendar day following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Rights Holder Not a Stockholder

                  Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Terms of the Preferred Stock

                  The Preferred Stock will rank junior to all other series of the Company's preferred stock with respect to payment of dividends and as to distributions of assets in liquidation. Each share of Preferred Stock will be entitled to dividends equal to 10,000 times the per share amount of any dividend (other than a dividend payable in shares of Common Stock or a subdivision of the Common Stock) declared from time to time on the Common Stock, subject to certain adjustments. The Preferred Stock will not be redeemable. In the event of liquidation, the holders of the Preferred Stock will be entitled to receive a preferred liquidation payment per share of $0.01 (plus accrued and unpaid dividends) or, if greater, an


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amount equal to 10,000 times the payment to be made per share of Common Stock, subject to certain adjustments. Generally, each share of Preferred Stock will vote together with the Common Stock and will be entitled to 10,000 votes, subject to certain adjustments. In the event of any merger, consolidation, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of Preferred Stock will be entitled to receive 10,000 times the aggregate amount of stock, securities, cash and/or other property into which or for which each share of Common Stock is changed or exchanged, subject to certain adjustments. The foregoing dividend, voting and liquidation rights of the Preferred Stock are protected against dilution in the event that additional shares of Common Stock are issued pursuant to a stock split or stock dividend or distribution. Because of the nature of the Preferred Stock's dividend, voting, liquidation and other rights, the value of the one one-thousandth of a share of Preferred Stock purchasable with each Right is intended to approximate the value of ten shares of Common Stock.

Amendments to Terms of the Rights

                  Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided, however, that no supplement or amendment may be made after the Distribution Date which changes those provisions relating to the principal economic terms of the Rights.

                  A copy of the Rights Agreement is filed herewith as Exhibit
4.1 and the press release announcing the declaration of the Rights is filed herewith as Exhibit 99.1. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits, which are hereby incorporated herein by reference.

Item 7.           Financial Statements and Exhibits.

                  (c) Exhibits. The following exhibits are filed herewith and incorporated herein by reference:

                  4.1 Rights Agreement, dated as of September 26, 2001, between Anchor Glass Container Corporation and Continental Stock Transfer & Trust Company, as Rights Agent.

                  99.1     Press Release dated September 26, 2001.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      ANCHOR GLASS CONTAINER CORPORATION




Date:  September 26, 2001             By:  /s/ L.M. Murray
                                         ---------------------------------
                                         Name:  Lawrence M. Murray
                                         Title: SR. V.P. Finance


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                                  EXHIBIT INDEX


Number                      Description
------                      -----------
4.1                         Rights Agreement, dated as of September 26, 2001, between
                            Anchor Glass Container Corporation and Continental Stock
                            Transfer & Trust Company, as Rights Agent.

99.1                        Press Release dated September 26, 2001.